ANNEX VI

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

NO. 1998-CMN-XXX

                              STARBASE CORPORATION

                  NONTRANSFERABLE COMMON STOCK PURCHASE WARRANT

                  1.   ISSUANCE.   In   consideration   of  good  and   valuable
consideration,   the  receipt  of  which  is  hereby  acknowledged  by  StarBase
Corporation, a Delaware corporation (the "Company") _________________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on January , 2000 (the "Expiration Date"), _________________ (___________) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $1.80 per share through the first anniversary of the date of issuance, and $2.00 per share thereafter through the Expiration Date (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2. EXERCISE OF WARRANTS. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                  3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.


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                  5.  RIGHTS  OF THE  HOLDER.  The  Holder  shall  not by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.       PROTECTION AGAINST DILUTION.

                  (a) ADJUSTMENT MECHANISM. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock the Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                  (b) CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  (c) PRICE ADJUSTMENT If the 20 day average close price of the Common Stock, as reported by Bloomberg, LP, is not at least $2.50 one year after issuance date, then the Exercise Price will be reduced 50%.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                  (a) This Warrant may not be assigned or transferred in whole or in part. This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither the Warrant Shares nor any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company and the registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain the following legend on the face thereof, as determined by counsel for the Company:

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED
         STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE

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         SOLD,  OFFERED FOR SALE,  PLEDGED OR  HYPOTHECATED  IN THE ABSENCE OF A
         REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                  (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 (or any successor form to Form S-3) (the "Registration Statement"), pursuant to the terms of a Registration Rights Agreement between the Company and the Holder dated January ___, 1998.

                  8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    StarBase Corporation
                                    18872 McArthur Road, Suite 300
                                    Irvine, California 92612
                                    Attn: Chief Financial Officer

                           (ii)     if to the Holder, to:






Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction

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of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based ON FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  11. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  12. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ___th day of January ____, 1998.


                                          STARBASE CORPORATION


                                          By:
                                          Its

Attest:




Assistant Secretary


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                          NOTICE OF EXERCISE OF WARRANT


         (1) The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ___________, to purchase ___ shares of the Common Stock, par value $.01 per share, of StarBase Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.


         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign otr state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or is such other name as is specified below.

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.


Dated:



By:


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